Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
STXB@dennardlascar.com

SPIRIT OF TEXAS BANCSHARES, INC. TO ACQUIRE

FIRST BEEVILLE FINANCIAL CORPORATION AND ITS SUBSIDIARY,

THE FIRST NATIONAL BANK OF BEEVILLE

Spirit of Texas to Add Three Branches and Three LPOs in

the Beeville, San Antonio and Corpus Christi Markets

CONROE, TEXAS – November 27, 2018 – Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) (the “Company” or “Spirit”), the holding company for Spirit of Texas Bank, SSB, today announced that it is expanding its footprint into the Beeville, San Antonio and Corpus Christi markets with its acquisition of First Beeville Financial Corporation and its bank subsidiary, The First National Bank of Beeville (together, “Beeville”). On November 27, 2018, Spirit entered into a definitive agreement to acquire Beeville, in a cash and stock transaction for total consideration value of approximately $63.7 million based on Spirit’s closing price of $19.81 per share on November 26, 2018.

The transaction is Spirit’s ninth acquisition since 2008 and will be the second acquisition since the Company’s May 2018 initial public offering. Once completed, the acquisition would increase Spirit’s assets to approximately $1.9 billion, with over $1.4 billion in total loans. As of September 30, 2018, Beeville, on a consolidated basis, reported total assets of $412 million, total deposits of $374 million, and total equity capital of $35.8 million. As a result of the transaction, Spirit will add three full-service branches and three loan production offices (LPOs). With the addition of the San Antonio-New Braunfels market, Spirit will have a presence in the three largest Texas MSAs.

Dean O. Bass, Spirit’s Chairman and Chief Executive Officer, stated, “We’ve been looking for effective ways to expand our footprint into South Texas and this acquisition is a perfect fit for our culture and our future business plans in this region. The transaction, which is expected to be immediately accretive to earnings, provides a great opportunity to leverage the strengths of our combined organizations and make available to the Beeville customer base and markets a wider array of financial solutions. We look forward to welcoming Beeville’s bankers, customers, shareholders, and employees as we continue to develop our presence throughout the South Texas region in the years ahead.”

Brian Schneider, Chairman and President of Beeville, who will be joining Spirit’s management team, added, “The Beeville family—our shareholders, Board of Directors and employees—are excited about becoming a part of a larger community bank and its wide range of products and services that will be available to Beeville customers. We strongly believe that our common cultures and deep commitment to customer service will enable us to continue our 128-year history of embracing technological advances, while adhering to our longstanding values.”

Under the terms of the transaction, Spirit will issue 1,579,268 shares of its common stock and pay $32.4 million in cash, subject to certain adjustments, to the shareholders of First Beeville Financial Corporation. The board of directors of each company has unanimously approved the transaction, and the directors of Beeville have entered into agreements with Spirit pursuant to which they have agreed to vote their shares of Beeville common stock in favor of the transaction. The transaction is expected to close in the second quarter of 2019, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of Beeville’s shareholders.

Upon completion of the transaction, Brian Schneider, Chairman and President of Beeville, and Kent Fry, Executive Vice President and Chief Lending Officer of The First National Bank of Beeville, will join Spirit of Texas Bank management. Additionally, upon completion of the transaction, Allen C. Jones IV will be appointed to the Spirit Board of Directors, and Brannon Brooke and George G. Latcham will be appointed to the Spirit of Texas Bank Board of Directors.

Stephens served as exclusive financial advisor for, and rendered a fairness opinion to Spirit, and Hunton Andrews Kurth LLP served as legal counsel to Spirit. Sheshunoff & Co. served as exclusive financial advisor for, and rendered a fairness opinion to Beeville, and Fenimore, Kay, Harrison & Ford, LLP served as legal counsel to Beeville.

Conference Call

Spirit of Texas Bancshares has scheduled a conference call to discuss the Beeville transaction, which will be broadcast live over the Internet, on Wednesday, November 28, 2018 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 201-389-0867 and ask for the Spirit of Texas call at least 10 minutes prior to the start time, or access it live over the Internet at http://ir.sotb.com/events-presentations. For those who cannot listen to the live call, a replay will be available through December 5, 2018 and may be accessed by dialing 201-612-7415 and using pass code 13685486#. Also, an archive of the webcast will be available shortly after the call at http://ir.sotb.com/events-presentations for 90 days.

About The First National Bank of Beeville

Founded in 1890, The First National Bank of Beeville, a subsidiary of First Beeville Financial Corporation, offers personal and commercial banking services. More information is available at https://www.fnbsotx.com.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly owned subsidiary, Spirit of Texas Bank, SSB, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit operates in the Houston, Dallas/Fort Worth, North Central Texas and Bryan/College Station markets.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of Spirit, Beeville and the combined company, as well as the businesses and markets in which they do and are expected to operate. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Spirit and Beeville may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the transaction, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the transaction may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the transaction; (5) the companies’ shareholders may not approve the transaction; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Spirit’s and Beeville’s markets; or (11) an economic slowdown that would adversely affect credit quality and loan originations.

For a more complete list and description of such risks and uncertainties, refer to Spirit’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2018 and its related prospectus, filed with the SEC on May 4, 2018, as well as other filings made by Spirit with the SEC. Copies of such filings are available for download free of charge from the Investor Relations section of Spirit’s website at www.sotb.com.

Any forward-looking statement made by Spirit in this presentation speaks only as of the date on which it is made. Factors or events that could cause Spirit’s actual results to differ may emerge from time to time, and it is not possible for Spirit to predict all of them. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Spirit disclaims any intention or obligation to update any forward-looking statements after the distribution of this presentation, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information about the Transaction and Where to Find It

This communication is being made with respect to the proposed transaction involving Spirit and Beeville. This material is not a solicitation of any vote or approval of the Beeville shareholders and is not a substitute for the proxy statement/prospectus or any other documents that Spirit and Beeville may send to their respective shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, Spirit will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Beeville and a prospectus of Spirit, as well as other relevant documents concerning the proposed transaction. Before making any voting or investment decisions, investors and shareholders are urged to read carefully the Registration Statement and the proxy statement/prospectus regarding the proposed transaction, as well as any other relevant documents filed with the SEC and any amendments or supplements to those documents, because they will contain important information. Beeville will mail the proxy statement/prospectus to its shareholders. Shareholders are also urged to carefully review and consider Spirit’s public filings with the SEC, including, but not limited to, its Registration Statement on Form S-1, as amended, filed with the SEC on April 26, 2018 and its related prospectus, filed with the SEC on May 4, 2018, its proxy statement, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Copies of the Registration Statement and proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about Spirit, may be obtained as they become available at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Spirit at www.sotb.com.

Participants in the Transaction

Beeville and certain of its directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Beeville’s shareholders in connection with the proposed transaction. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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